UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2019
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KULICKE AND SOFFA INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)
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Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

 23A Serangoon North Avenue 5, #01-01, K&S Corporate Headquarters, Singapore 554369
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000
N/A
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Without Par Value	KLIC	The Nasdaq Global Market

Item 1.01	Entry into a Material Definitive Agreement.
On August 15, 2019, Kulicke and Soffa Industries, Inc. (the “Company”), and Kulicke and Soffa Pte Ltd., the Company’s wholly owned subsidiary (the “Subsidiary”), entered into a supplemental letter agreement with MUFG Bank, Ltd., Singapore Branch (the “Bank”), to effect an amendment to the terms of the credit facilities with the Bank. The supplemental letter agreement increases the overdraft facility from an overdraft amount up to US $100,000,000 to an overdraft amount up to US $150,000,000. Except as modified by the supplemental letter agreement, all terms and conditions of the credit facilities with the Bank remain in full force and effect.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As described in Item 1.01 of this Current Report on Form 8-K, the Company and the Subsidiary have agreed to increase the overdraft facility with the Bank, and the information in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KULICKE AND SOFFA INDUSTRIES, INC.

Date: August 15, 2019	By:	/s/ LESTER WONG
	Name:	Lester Wong
	Title:	Senior Vice President, Chief Financial Officer and General Counsel